UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2022

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Binney Street, Suite 710 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCRR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 28, 2022, TCR2 Therapeutics Inc. (the “Company”) issued a press release titled “gavo-cel Continues to Demonstrate Clinical Benefit in Solid Tumors with Additional RECIST Reponses in Ovarian Cancer and Mesothelioma.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Phase 1 Topline Results

On September 28, 2022, the Company announced positive topline results from the Phase 1 portion of the Company’s gavo-cel Phase 1/2 clinical trial for mesothelin-expressing solid tumors, with some patients still being monitored for clinical response or stable disease.

As of the September 9, 2022 data cutoff, 32 patients (including 23 mesothelioma, eight ovarian cancer and one cholangiocarcinoma) had received a single gavo-cel infusion in the Phase 1 portion of the clinical trial. The patients were heavily pretreated with a median of five prior lines of therapy, including immune checkpoint inhibitors in 66% of patients and mesothelin-directed therapies in 19% of patients. Following identification of a dose-limiting toxicity (DLT) at dose level (DL) 5 (5x108 cells/m2 following lymphodepletion) in September 2021, the study proceeded to a dose de-escalation portion, first at DL3.5 (3x108 cells/m2 following lymphodepletion) using a split-dosing approach, and subsequently at DL3 (1x108 cells/m2 following lymphodepletion) which was declared the recommended Phase 2 dose (RP2D). No new DLTs were observed.

gavo-cel demonstrated a disease control rate (DCR) of 77%, which is defined in the Phase 1 portion of the trial as a response or sustained stable disease for at least 3 months post infusion. As measured by blinded independent central review (BICR), 28 of the 30 (93%) patients evaluable for efficacy experienced tumor regression of their target lesions, ranging in magnitude from 4% to 80%. Eight patients experienced target lesion regression greater than 30%, six of whom (four with mesothelioma and two with ovarian cancer) achieved a partial response (PR) according to RECIST 1.1 criteria, including one patient who also achieved a complete metabolic response. One patient with cholangiocarcinoma was also considered to have achieved a PR by investigator assessment, demonstrating that gavo-cel has induced responses in every tumor type tested to date. The overall response rate (ORR) among patients who received gavo-cel following lymphodepletion chemotherapy was 22% by BICR and 26% by investigator assessment. By BICR, the ORR was 21% among patients with malignant pleural/peritoneal mesothelioma (MPM) and 29% among those with ovarian cancer. The median overall survival (OS) for patients with MPM was 11.2 months, whereas the median progression-free survival (PFS) for patients with MPM was 5.6 months.

The primary objectives of the Phase 1 portion of the trial are to evaluate the safety profile of gavo-cel in patients whose tumors overexpress mesothelin and to determine the RP2D. Secondary objectives include ORR and DCR. Exploratory objectives include the assessment of expansion, tumor infiltration and persistence of gavo-cel.

Summary of trial conduct, baseline characteristics and gavo-cel dose:

•	Screening: Forty-eight percent of patients met the mesothelin expression cutoff as defined per protocol.

•

Patient Characteristics: Thirty-two patients received gavo-cel including 23 with mesothelioma, eight with ovarian cancer and one with cholangiocarcinoma, with a median age of 63 years (range, 28-84 years). The median number of prior therapies was five (range 1-13), including immune checkpoint inhibitor therapy in 66% of patients and mesothelin directed therapy in 19% of patients.

•	gavo-cel Dose: The 32 patients disclosed to date have received gavo-cel at the following DL:

•	DL 0: 5x10[7] cells/m2 without lymphodepletion – one mesothelioma

•	DL 1: 5x10[7] cells/m2 following lymphodepletion – seven mesothelioma and one ovarian cancer

•	DL 2: 1x10[8] cells/m2 without lymphodepletion – one mesothelioma

•	DL 3: 1x10[8] cells/m2 following lymphodepletion – six mesothelioma, one cholangiocarcinoma and six ovarian cancer

•	DL 3.5: 3x10[8] cells/m2 following lymphodepletion – four mesothelioma and one ovarian cancer

•	DL 4: 5x10[8] cells/m2 without lymphodepletion – one mesothelioma

•	DL 5: 5x10[8] cells/m2 following lymphodepletion – three mesothelioma

Key topline clinical findings from patients treated with gavo-cel:

•

Safety Data: gavo-cel was generally well tolerated with a manageable adverse event profile up to DL5. Over the course of the Phase 1 clinical trial, two DLTs were observed: one case of Grade 3 pneumonitis at DL1 that resolved with anti-cytokine therapy, and one case of Grade 5 bronchioalveolar hemorrhage at DL5. All three patients treated at DL5 experienced severe cytokine release syndrome (CRS) which resulted in the Safety Review Team recommending de-escalation. The most frequent Grade 3 or higher non-hematological toxicity among patients treated at the RP2D was CRS, which was reported in 15% of patients.

•

Clinical Activity: Thirty patients were evaluable for response. DCR was 77%. Tumor regression was observed in 28 (93%) patients. Eight patients experienced target lesion regression greater than 30%, including six patients who achieved a PR by RECIST criteria (four with MPM and two with ovarian cancer). The ORR by RECIST criteria among patients infused with gavo-cel following lymphodepletion chemotherapy was 22% by BICR, which includes one patient who achieved a complete metabolic response, and 26% by investigator assessment, which includes an additional PR reported in a patient with metastatic cholangiocarcinoma.

•

Survival: Among patients with mesothelioma, median OS and PFS were 11.2 months and 5.6 months, respectively, which compare favorably with the published outcomes of patients with relapsed refractory MPM treated in the second-line setting with standard therapy. Among patients with ovarian cancer, median OS and PFS were 8.1 months and 5.8 months, respectively.

Translational Data: Peak gavo-cel expansion (Cmax) occurred between days 7 and 23. Cmax markedly increased when gavo-cel was administered following lymphodepletion. Cytokine induction post gavo-cel infusion was observed in all evaluable patients, which is indicative of mesothelin target engagement. Post infusion, expression of PD-1 was observed to be upregulated on circulating gavo-cel T cells. Detection of gavo-cel in tumors and malignant effusions showed higher expansion and longer persistence in these tissues as compared to peripheral blood.

Corporate Presentation

The Company from time to time presents and/or distributes to the investment community slide presentations to provide updates and summaries of its business. On September 28, 2022, the Company hosted a conference call and webcast to discuss topline results from the Phase 1 portion of the gavo-cel Phase 1/2 clinical trial for mesothelin-expressing solid tumors. A copy of its “Gavo-cel Phase 1 Presentation” slide presentation is being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

Statements contained under this Item 8.01, including Exhibit 99.2, regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to: including express or implied statements regarding the Company’s expectations for the Phase 2 clinical trial of gavo-cel and the Phase 1/2 clinical trial of TC-510, including expected progress and timing of updates; the Company’s expectations for the safety and efficacy of, and enhancements to, gavo-cel, TC-510 and the Company’s other product candidates including compared to other T-cell therapy approaches; the Company’s expectations regarding the estimated patient populations and related market opportunities in gavo-cel’s, TC-510’s and the Company’s other product candidates’ targeted indications; the Company’s expectations regarding manufacturing of gavo-cel, TC-510 and the Company’s other product candidates, the Company’s expectations regarding its development programs and IND-enabling studies; the Company’s expectations regarding expansion opportunities for its TRuC platform; and the Company’s expectations regarding its financial position.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of a trial; the possibility that positive results from preclinical studies and correlative studies may not necessarily be predictive of the results of the Company’s planned clinical trials, including the Phase 2 clinical trial of gavo-cel and Phase 1/2 clinical trial of TC-510; the risk that the results from the Phase 2 clinical trial of gavo-cel and Phase 1/2 clinical trial of TC-510 will not support further development and marketing approval; the risk that the Company may be unable to gain approval of gavo-cel, TC-510 and the Company’s other product candidates on a timely basis, if at all; the risk that the Company has over-estimated the potential patient population for its product candidates, if approved; the risk that the current COVID-19 pandemic will impact the Company’s clinical trials and other operations; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. All forward-looking statements contained in this presentation speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by TCR[2] Therapeutics Inc. on September 28, 2022.

99.2	Copy of TCR[2] Therapeutics Inc. slide presentation dated September 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCR[2] THERAPEUTICS INC.

By:	/s/ Eric Sullivan
Name:	Eric Sullivan
Title:	Chief Financial Officer

Date: September 28, 2022